Exhibit 99.1

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the Schedule 13G (or any amendments thereto) relating to the common stock of Zenas Biopharma, Inc. is filed on behalf of each of us.

Dated: October 15, 2025

InnoCare Pharma Inc.

By:	/s/ Jisong Cui
	Name:	Jisong Cui
	Title:	Chairperson and CEO

Ocean Prominent Limited

By:	/s/ Jisong Cui
	Name:	Jisong Cui
	Title:	Director

InnoCare Pharma Limited

By:	/s/ Jisong Cui
	Name:	Jisong Cui
	Title:	Director